                                                                Exhibit 10.8

                                                                  Execution Copy


          SECURITIES TRANSFER, RECAPITALIZATION AND HOLDERS AGREEMENT


          SECURITIES TRANSFER, RECAPITALIZATION AND HOLDERS AGREEMENT, dated March 14, 2001 (the "Agreement"), by and among DELCO REMY INTERNATIONAL, INC., a Delaware corporation (the "Company"), DRI ACQUISITION CORPORATION, a Delaware corporation ("DRI Acquisition"), COURT SQUARE CAPITAL LIMITED, a Delaware corporation ("Court Square"), WORLD EQUITY PARTNERS, L.P., a Delaware limited partnership ("WEP"), DRI GROUP LLC, a Delaware limited liability company ("DRI Group"), the individuals listed on the signature pages hereto as "Continuing Investors" (the "Continuing Investors") and the individuals and entities listed on the signature pages hereto as "Management Investors" (the "Management Investors" and together with the Continuing Investors, the "Individual Investors"). Court Square, WEP and DRI Group are sometimes referred to hereinafter individually as an "Institutional Investor" and together as the "Institutional Investors"; and Court Square, WEP, DRI Group and the Individual Investors are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                  Background
                                  ----------

          A. DRI Acquisition is a transitory corporation formed as the successor of DRI Acquisition LLC, a Delaware limited liability company ("DLLC"), upon the conversion of DLLC to a corporation under Delaware law (the "Conversion"). Upon the Conversion, 100% of the membership interests in DLLC were converted into 1,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), 904,367.5 shares of Class C Common Stock, par value $.001 per share (the "Class C Common Stock") and 836,854.3 shares of 12% Series A Cumulative Compounding Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of DRI Acquisition.

          B. Following the Closing (as hereinafter defined) hereunder, DRI Acquisition will merge with and into the Company (the "Merger") pursuant to the terms and conditions set forth in the Agreement and Plan of Merger (as amended, the "Merger Agreement") dated as of February 7, 2001 by and among Court Square, the Company and DLLC. Pursuant to the terms of the Merger Agreement, the Company shall be the surviving corporation and each issued and outstanding share of capital stock of DRI Acquisition shall be converted into an identical share of capital stock of the Company.

          C. The Management Investors will continue to be employed by the Company upon consummation of the Merger. The Board of Directors of the Company wishes to grant the opportunity to the Management Investors to continue to have an investment in the Company, as recapitalized hereunder, and thereby to retain a personal and proprietary interest in the Company's success and progress through the transitory acquisition of securities of DRI Acquisition pursuant to this Agreement and the subsequent conversion of such securities into identical securities of the Company upon consummation of the Merger, which will result in the recapitalization of the Company.

          D. For purposes of this Agreement and the agreements which are exhibits hereto to which the Management Investors are party, (i) the Management Investor "Thomas J. Snyder" shall collectively refer to Thomas J. Snyder and the Daisy Farm Limited Partnership, (ii) the Management Investor "Richard L. Stanley" shall collectively refer to Richard L. Stanley and Sandra M. Stanley and (iii) the Continuing Investor "James R. Gerrity" shall collectively refer to the James R. Gerrity Living Trust dated March 6, 1990 and the Susan Gerrity Living Trust dated March 6, 1990.

          E. The Company, through DRI Acquisition, desires to issue, and (i) each Management Investor desires to acquire the number of shares of Class B Common Stock, par value $.001 per share ("Class B Common Stock") set forth opposite his or her name on Exhibit A-1 attached hereto (the "Incentive Shares")
                            -----------
and (ii) each of Court Square, DRI Group, the Continuing Investors and certain Management Investors listed on Exhibit A-2 desire to acquire the number of
                               -----------
shares of Class B Common Stock, Class C Common Stock and Series A Preferred Stock set forth opposite their respective names on Exhibit A-2 attached hereto.
                                                   -----------
The shares of Class B Common Stock and Series A Preferred Stock set forth opposite each Management Investor's name on Exhibit A-2 are sometimes
                                            -----------
hereinafter referred to as the "Non-Incentive Shares."

          F. As used herein, the defined terms "Class A Common Stock," "Class B Common Stock," "Class C Common Stock" and "Series A Preferred Stock" shall mean and refer to securities of DRI Acquisition prior to the Merger, and from and after the effective time of the Merger such defined terms shall mean and refer to the corresponding securities of the Company as recapitalized pursuant to the terms hereof and of the Merger Agreement. The Class A Common Stock, the Class B Common Stock and the Class C Common Stock are collectively hereinafter referred to as the "Common Stock," and the shares of Common Stock and the shares of Series A Preferred Stock are collectively hereinafter referred to as the "Shares."

          G. In exchange for a warrant ("the Existing Warrant") currently held by WEP and exercisable for 1,680,000 shares of Class A common stock, par value $.01 per share, of the Company (the "Pre-Recap Class A Common Stock) pursuant to the Warrant Agreement dated July 31, 1994 between the Company and WEP, the Company through DRI Acquisition desires to issue and WEP desires to acquire a new warrant (the "Warrant") exercisable for the number of shares of the Company's (initially DRI Acquisition's) Class B Common Stock and Series A Preferred Stock and at the exercise prices listed on Exhibit A-3 attached
                                                     -----------
hereto. The defined term "Warrant" shall mean and refer to the warrant to acquire securities of DRI Acquisition prior to the Merger, and from and after the effective time of the Merger such defined term shall mean and refer to the warrant to acquire securities of the Company as recapitalized pursuant to the terms hereof and of the Merger Agreement.

          H. The transitory acquisition of Shares issued by DRI Acquisition (and the exchange thereof for the Shares of the Company) and the transitory acquisition of the Warrant issued by DRI Acquisition (and the exchange thereof for the Warrant of the Company), as provided for herein and in connection with the Merger, is intended to qualify and be treated by all parties hereto as a recapitalization of the Company within the meaning of (S)368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

          I. As used herein, the term "Securities" shall mean the Shares and the Warrant (including any Shares to be issued upon exercise thereof) held by any party hereto, including shares of Common Stock and Series A Preferred Stock and all other securities of the Company (or a successor to the Company) received on account of ownership of the Shares, including all securities issued in connection with the Merger and any other merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

          J. The Investors, DRI Acquisition and the Company wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Securities.

                                     Terms
                                     -----

          In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                           ACQUISITION OF SECURITIES
                           -------------------------


          1.1.  Acquisition of Common Stock and Warrant. Subject to the terms
                ---------------------------------------
and conditions set forth herein, at the Closing:

          (a) DRI Acquisition will issue to each Management Investor the number of shares of Class B Common Stock set forth opposite each Management Investor's name on Exhibit A-1, in exchange for the number of shares of Pre-Recap Class A
        -----------
Common Stock or the amount of cash set forth on Exhibit A-1.
                                                -----------

          (b) DRI Acquisition will issue to each of the Investors (other than
WEP) the number of shares of shares of Class B Common Stock, Class C Common Stock and Series A Preferred Stock set forth opposite such Investor's name on Exhibit A-2, in exchange for shares of capital stock of the Company (as existing
-----------
prior to the recapitalization of the Company) or cash in the amounts set forth on Exhibit A-2.
   -----------

          (c) DRI Acquisition will issue to WEP the Warrant to purchase the Shares listed on Exhibit A-3 at the exercise prices set forth on Exhibit A-3, in
                 -----------                                     -----------
exchange for the contribution by WEP of the Existing Warrant to DRI Acquisition.

All of the foregoing transactions described in (a) through (c) above, in conjunction with the Merger whereby the Shares issued above will be converted into identical Shares (and in the case of WEP, the Warrant issued above will be converted into a Warrant to purchase identical Shares) of the Company, are intended to qualify as and shall be treated by all parties hereto as a recapitalization of the Company within the meaning of (S)368(a)(1)(E) of the Code and, incident to the foregoing, the parties agree and shall treat DRI Acquisition as a disregarded transitory corporation for U.S. federal income tax purposes.

          1.2.  Closing; Termination. The closing (the "Closing") of the
                --------------------
issuance of the Shares and the issuance of the Warrant will take place on March 14, 2001 or at such other time or on such other date as may be agreed by the parties hereto (the "Closing Date"). At the Closing, DRI Acquisition will deliver (a) to each Investor (other than WEP), certificates evidencing the number of Shares to be acquired by such Investor and (b) to WEP, the Warrant, in each case registered in such Investor's name, against delivery of the shares of capital stock of the Company, cash and the Existing Warrant, duly endorsed for transfer. In the event that the closing of the Merger under the Merger Agreement does not occur on or prior to March 17, 2001, this Agreement will terminate and be of no further force and effect, all amounts exchanged by each Investor pursuant to this Agreement for the Shares and the Warrant shall be returned to such Investor upon surrender to DRI Acquisition of the Shares and Warrant held by him, her or it, and there shall be no further liability on the part of any party hereto except for breaches of this Agreement prior to the time of such termination.

          1.3.  Conditions to Investor's Obligations. The obligations of each
                ------------------------------------
Investor to deliver shares, cash, or the Existing Warrant (as applicable) at the Closing as required under Section 1.2 hereof are subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) The representations and warranties of DRI Acquisition and the Company set forth in Article II shall be true and correct in all material respects on and as of the Closing Date as though then made, and all covenants of DRI Acquisition and the Company set forth in Article II required to be performed on or prior to the Closing shall have been performed in all material respects.

          (b) DRI Acquisition's Certificate of Incorporation and Bylaws shall be substantially in the forms of Exhibits B-1 and B-2, respectively.
                                 --------------------

          (c) DRI Acquisition shall have delivered (i) to each of the Investors (other than WEP) certificates for the Shares and (ii) to WEP the Warrant in substantially the form set forth in Exhibit C, as required pursuant
                                               ---------
to Section 1.1.

          (d) No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate DRI Acquisition's Certificate of Incorporation or Bylaws or any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which DRI Acquisition is bound.

          (f) All corporate and other proceedings, if any, taken or to be taken by DRI Acquisition in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have received from the Company all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          1.4.  Conditions to DRI Acquisition's Obligations. The obligations of
                -------------------------------------------
DRI Acquisition to issue the Shares or the Warrant at the Closing as required under Section 1.2 hereof are subject to the satisfaction on or prior to the Closing of the following conditions:

          (a) The representations and warranties of the Company and each Investor set forth in Articles II and III shall be true and correct in all material respects at and as of the Closing Date as though then made, and all covenants of each Investor required to be performed at or prior to the Closing shall have been performed in all material respects.

          (b) The conditions set forth in paragraph (d) of Section 1.3 shall have been satisfied, and each Investor (other than WEP) shall have delivered the shares of capital stock of the Company or the amount of cash to be delivered by such Investor, and WEP shall have delivered the Existing Warrant, as contemplated by this Article I.

          (c) All corporate and other proceedings, if any, taken or to be taken by Investors in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to DRI Acquisition, and DRI Acquisition shall have received from each Investor all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which the Investor is bound.

          (e) Each Management Investor shall have paid in full to the Company the aggregate amount of the outstanding principal and accrued but unpaid interest due, if any, under any promissory note of such Management Investor to the Company.

                                  ARTICLE II

                        REPRESENTATIONS, WARRANTIES AND
                 COVENANTS OF DRI ACQUISITION AND THE COMPANY
                 --------------------------------------------


          2.1.  Representations and Warranties of DRI Acquisition. DRI
                -------------------------------------------------
Acquisition represents and warrants to, and covenants and agrees with, each of the Investors and the Company as follows:

          (a) DRI Acquisition is a corporation validly existing and in good standing under the laws of the State of Delaware.

          (b) DRI Acquisition has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

          (c) DRI Acquisition has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance and sale of the Shares and the Warrant to be issued by it, and this Agreement constitutes the legal, valid and binding obligation of DRI Acquisition, enforceable against DRI Acquisition in accordance with the terms hereof.

          (d) The Shares and shares issuable upon exercise of the Warrant, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

          (e) The Warrant when issued in compliance with the terms of this Agreement will constitute the legal, valid and binding obligation of DRI Acquisition, enforceable against DRI Acquisition in accordance with its terms.

          (f) Prior to the date hereof, DRI Acquisition has not (i) incurred any liabilities or obligations; (ii) engaged in any business or activities of any kind whatsoever; (iii) entered into any agreement or arrangements with any person or entity, or (iv) been subject to or bound by any obligation or undertaking, except in each case as incurred in connection with its incorporation, capitalization or the negotiation and consummation of the transactions contemplated by this Agreement and the Merger Agreement including, but not limited to, the purchase of shares of capital stock of the Company pursuant to the Tender Offer (as defined in the Merger Agreement) and the consummation of the Merger.

          (g) As of the Closing, the authorized capital stock of DRI Acquisition will consist of (i) 1,000 shares of Class A Common Stock, of which 1,000 shares will be issued and outstanding immediately after the Closing, (ii) 6,000,000 shares of Class B Common Stock, of which 350,187.63 shares will be issued and outstanding immediately after the Closing, (iii) 6,000,000 shares of Class C Common Stock, of which 2,019,387.42 shares will be issued and outstanding immediately after the Closing and (iv) 3,500,000 shares of Series A Preferred Stock, of which 2,092,549.91 shares will be issued and outstanding immediately after the Closing. Except for the Warrant and as otherwise set forth herein, as of the Closing Date, there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from DRI Acquisition, or otherwise require DRI Acquisition to issue, any shares of capital stock of DRI Acquisition or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of DRI Acquisition; DRI Acquisition will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and the Shares will constitute all of the outstanding shares of DRI Acquisition's capital stock.

          2.2.  Representations and Warranties of the Company. The Company
                ---------------------------------------------
represents and warrants to, and covenants and agrees with, each of the Investors and DRI Acquisition as follows:

          (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

          (b) The Company has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

          (c) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

          (d) Immediately after the closing of the Merger pursuant to the terms of the Merger Agreement, the authorized capital stock of the Company and the number of shares of capital stock outstanding will be identical to that of DRI Acquisition as provided in Section 2.1(g) herein. Except for the Warrant and as otherwise set forth herein, as of the closing of the Merger, there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from the Company, or otherwise require the Company to issue, any shares of capital stock of the Company or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Company; the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and the Shares (as converted pursuant to the Merger) will constitute all of the outstanding shares of the Company's capital stock.

          (e) Upon the closing of the Merger pursuant to the terms of the Merger Agreement, and without any further action on the part of any party hereto, the Company shall assume and agrees to perform, satisfy and discharge all of the agreements, obligations and liabilities of DRI Acquisition provided for herein.

                                  ARTICLE III

                        REPRESENTATIONS, WARRANTIES AND
                            COVENANTS OF INVESTORS
                            ----------------------


          3.1. Representations, Warranties and Covenants of Each Investor. Each
               ----------------------------------------------------------
of the Investors severally represents and warrants to, and covenants and agrees with, DRI Acquisition and the Company that:

          (a) Such Investor has full legal right, power and authority (including the due authorization by all necessary corporate, partnership or limited liability company action) to enter into this Agreement and to perform such Investor's obligations hereunder without the need for the consent of any other person; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with the terms hereof.

          (b) The Securities are being acquired by such Investor for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state; and such Investor will not distribute the Securities in violation of the Securities Act or the applicable securities laws of any state.

          (c) Such Investor understands that the Securities have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available therefrom.

          (d) Such Investor is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities being purchased are consistent with such Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Securities.

          (e) Such Investor confirms that (i) such Investor is familiar with the business of DRI Acquisition and the Company, (ii) such Investor has had the opportunity to ask questions of the officers and directors of DRI Acquisition and the Company and to obtain (and that such Investor has received to its satisfaction) such information about the business and financial condition of DRI Acquisition and the Company as it has reasonably requested, and (iii) such Investor, either alone or with such Investor's representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

          3.2. Restrictive Legends.
               -------------------

          (a)  All Shares. The Warrant and the certificates representing the
               ----------
Shares (including Shares issuable upon exercise of the Warrant) shall bear the following legend in addition to any other legend required under applicable law:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES TRANSFER, RECAPITALIZATION AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

          (b)  Incentive Shares. In addition to the legends required by Section
               ----------------
3.2(a) above, the following legend shall appear on certificates representing Incentive Shares, provided, that the Company's failure to cause certificates representing Incentive Shares to bear such legend shall not affect the Company's Purchase Option described in Section 6.3:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT FOR A PERIOD OF TIME TO A PURCHASE OPTION OF THE COMPANY APPLICABLE TO "INCENTIVE SHARES" AS DESCRIBED IN THE SECURITIES TRANSFER, RECAPITALIZATION AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

          3.3. Individual Investor Representations and Warranties. Each
               --------------------------------------------------
Individual Investor severally represents and warrants to DRI Acquisition and the Company that:

          (a) such Individual Investor's residence address is as set forth below his or her signature to this Agreement;

          (b) in formulating a decision to enter into this Agreement, such Individual Investor has relied solely upon an independent investigation of DRI Acquisition's and the Company's business and upon consultations with his or her legal and financial advisers with respect to this Agreement and the nature of his or her investment; and that in entering into this Agreement no reliance was placed upon any representations or warranties other than those contained in this Agreement; and

          (c) he or she qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act; provided, however, that the representation contained in this Section 3.3(c) shall apply only with respect to those individuals who are Individual Investors as of the date hereof.

          3.4. Representations and Warranties of Certain Investors Other than
               --------------------------------------------------------------
the Individual Investors. Court Square, DRI Group and WEP each severally
------------------------
represent and warrant to, and covenant and agree with, DRI Acquisition and the Company that:

          (a) he or it qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of its purchase of the Securities.

          (b) The execution, delivery and performance of this Agreement by he or it does not contravene or violate any laws, rules or regulations applicable to him or it.

          3.5. Restrictions on Transfers of Securities. The following
               ---------------------------------------
restrictions on Transfer shall apply to all Shares owned by any Investor:

          (a) No Investor or Permitted Transferee (except a Permitted Transferee by virtue of Section 3.5(b)(iv) hereof) shall Transfer (other than in connection with a redemption or purchase by DRI Acquisition or the Company or in connection with the Merger) any Securities other than to a person or entity approved in advance in writing by the holders of at least forty percent (40%) of the outstanding shares of Common Stock held by the Investors or their Permitted Transferees (including shares held by the transferor) so long as such Transfer complies with the provisions of Article IV, this Section 3.5, and, in addition, in the case of Management Investors, Article VI of this Agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to DRI Acquisition (or the Company after the Merger). As used herein, "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

          Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to DRI Acquisition (or the Company after the Merger) describing the manner and circumstances of the proposed Transfer accompanied by a written opinion of legal counsel if requested by DRI Acquisition (or the Company after the Merger), addressed to DRI Acquisition

(or the Company after the Merger) and the transfer agent, if other than the Company, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 3.2, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws. Notwithstanding the foregoing, no written opinion of legal counsel shall be required by DRI Acquisition (or the Company after the Merger) in connection with a Transfer to any Permitted Transferee of the type defined in Sections 3.5(b)(iv), 3.5(b)(v) and 3.5(b)(vi) hereof.

          Nothing in this Section 3.5(a) shall prevent the Transfer, free of any restrictions under this Agreement, of Securities by an Investor or a Permitted Transferee to one or more of its Permitted Transferees, or to DRI Acquisition or the Company; provided, however, that each such Investor or Permitted Transferee
             --------  -------
(except a Permitted Transferee by virtue of Section 3.5(b)(iv) hereof) shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were a party hereto; and provided, further, that (i) no entity or person (other than a Permitted
    --------  -------
Transferee by virtue of Section 3.5(b) (iv) hereof) shall be a Permitted Transferee unless such transferee executes a joinder to this Agreement satisfactory in form and substance to DRI Acquisition or the Company (as applicable), and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom.

          (b)  As used herein, "Permitted Transferee" shall mean:

               (i) in the case of any Investor or Permitted Transferee who is, in each case, a natural person, his or her spouse or children or grandchildren (in each case, natural or adopted), any trust for his or her benefit or the benefit of his or her spouse or children or grandchildren (in each case, natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual Investor or Permitted Transferee or his or her spouse or children or grandchildren (in each case, natural or adopted);

               (ii) in the case of any Investor or Permitted Transferee who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death of such Investor or Permitted Transferee or upon the incompetency or disability of such Investor or Permitted Transferee for purposes of the protection and management of his or her assets;

               (iii) in the case of an Investor or Permitted Transferee who is not a natural person, any Affiliate (as hereinafter defined) of such Investor;

               (iv) in the case of any Investor or Permitted Transferee, any person or other entity if such person or other entity takes such Securities pursuant to a sale in connection with a public offering under the Securities Act or following a public offering in open market transactions or under Rule 144 under the Securities Act;

               (v)    in the case of Court Square or its Permitted Transferees,
(a) Court Square or any of its Affiliates, (b) any limited partnership, limited liability company or other investment vehicle that is sponsored or managed (whether through the ownership of securities having a majority of the of the voting power, as a general partner or through the management of investments) by Court Square or its Affiliates or by present or former employees of Court Square or its Affiliates, (c) any present or former managing director, general partner, director, limited partner, officer or employee of any entity described in clause
(a) or (b) immediately above, or any spouse, lineal descendant (natural or adopted), sibling, parent, heir, executor, administrator, trustee or beneficiary of any of the foregoing persons described in this clause (c) or (d) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, include the persons or entities described in this subsection (v);

               (vi) in the case of WEP or DRI Group, a distribution of Securities to its limited partners or members, as applicable; and

               (vii) in the case of a Continuing Investor as of the original date of this Agreement, the Company for exchange for other Securities of the Company, but only to the extent of a maximum aggregate amount of Securities to be exchanged of $500,000.

          (c) As used herein, "Affiliate" means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

          3.6.  Notation.  A notation will be made in the appropriate transfer
                --------
records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

          3.7.  Individual Investor Release.  In consideration for the right to
                ---------------------------
acquire the Shares pursuant to Article I and for the other agreements contained herein, each Individual Investor hereby releases and forever discharges Court Square, DRI Acquisition, DRI Group, the Company and each of their respective past, present or future Affiliates, stockholders, controlling persons, directors, officers, subsidiaries, successors and assigns (the "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, both at law and in equity, which any Individual Investor now has, has ever had or may hereafter have against the respective Releasees on account of, arising out of or relating to (i) the cancellation of any Individual Investor's stock options to purchase securities of the Company ("Options") previously granted to such Individual Investor, whether pursuant to the Company's 1997 Stock-Based Incentive Compensation Plan, as amended, the Company's 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended (collectively, the "Stock Plans") or otherwise, (ii) any other rights or benefits such Individual Investor may have been entitled to under the Stock Plans and (iii) any third-party beneficiary rights such Individual Investor may have in relation to such Options and Stock Plans arising out of the Merger Agreement.

                                  ARTICLE IV

                OTHER COVENANTS, AGREEMENTS AND REPRESENTATIONS
                -----------------------------------------------

          4.1.  Observers' Rights.  After consummation of the Merger, so long as
                -----------------
Court Square or its Permitted Transferees own at least 5% of the Common Stock outstanding, if no employee of Court Square or its Permitted Transferees is a member of the Company's Board of Directors, Court Square or such Permitted Transferee shall have the right to designate two observers (the "Observers") to attend meetings of the Company's Board of Directors and committees thereof. If only one employee of Court Square or its Permitted Transferees is a member of the Company's Board of Directors, Court Square or its Permitted Transferees shall have the right to designate one observer to attend meetings of the Company's Board of Directors and committees thereof. Notwithstanding the foregoing, if at any time each of Court Square and any of its Permitted Transferee(s) own greater than 5% of the Common Stock outstanding, the rights granted in this Section 4.1 shall only apply with respect to the entity, among Court Square and its Permitted Transferee(s), which owns the most shares of Common Stock. The Observers shall not have the right to vote on any matter presented to the Board of Directors or any committee thereof. The Company shall give each Observer written notice of each meeting of the Board of Directors and committees thereof at the same time and in the same manner as the members of the Board of Directors or such committee receive notice of such meetings, and the Company shall permit each Observer to attend as an observer all meetings of its Board of Directors and committees thereof. Each Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or a committee thereof, the Company shall give written notice thereof to each Observer as soon as practicable prior to the effective date of such consent. The Company shall provide to each Observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. The Company shall pay the reasonable out-of-pocket expenses of each Observer incurred in connection with attending such meetings.

          4.2.  Financial Statements and Other Information.  After the Merger
                ------------------------------------------
and so long as any Institutional Investor, any Permitted Transferee of such Institutional Investor who owns or has the right to acquire 10% or more of the Common Stock outstanding, or any Continuing Investor, as the case may be, owns any of the Securities, the Company shall deliver to such Institutional Investor, such Permitted Transferee and such Continuing Investor:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments; and

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation.

          4.3. Regulatory Compliance Cooperation.  After the Merger and so long
               ---------------------------------
as Court Square or its Permitted Transferees beneficially own any of the Securities, before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, or before the Company takes any action which would result in Court Square or its Permitted Transferees having a Regulatory Problem, the Company shall give Court Square thirty (30) days prior written notice of such pending action. Upon the written request of Court Square made within thirty (30) days after its receipt of any such notice, stating that after giving effect to such action Court Square would have a Regulatory Problem (as described below), the Company will defer taking such action for such period (not to extend beyond ninety (90) days after Court Square's receipt of the Company's original notice) as Court Square requests to permit it and its Permitted Transferees to reduce the quantity of Securities held by it and its Permitted Transferees, or to take such other necessary actions, in order to avoid the Regulatory Problem. In addition, the Company will not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which Court Square would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause Court Square to have a Regulatory Problem. For purposes of this Section, a person will be deemed to have a "Regulatory Problem" when such person and such person's Permitted Transferees
(i) would own, control or have power over a greater quantity of securities of any kind issued by the Company than are permitted to be owned under any requirement of any governmental authority applicable to such person or (ii) would have been caused to be or could be in violation of any provision of law applicable to such person.

          4.4. Sale of the Company after the Merger.
               ------------------------------------

          (a) If, after the Merger, the Board of Directors and holders of at least fifty percent (50%) of the outstanding Common Stock held by the Investors and their Permitted Transferees approve the sale of the Company to a person (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all or a majority of the outstanding capital stock) (an "Approved Sale"), each Investor and Permitted Transferee will consent to, vote for, raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, and if the Approved Sale is structured as a sale of stock, each Investor and Permitted Transferee will agree to sell and will be permitted to sell all of such Investor's and Permitted Transferee's Common Stock on the terms and conditions approved by the Board of Directors and the holders of a majority of the Common Stock then outstanding. Each Investor and Permitted Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

          (b) The obligations of each of the Investors with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale all of the Investors and Permitted Transferees will receive the same form and amount of consideration per share of Common Stock, or if any holder of Shares is given an option as to the form and amount of consideration to be received, all Investors and Permitted Transferees will be given the same option; and (ii) the terms of sale shall not include any indemnification, guaranty or similar undertaking of the Investor (other than undertakings of Management Investors in respect of continued employment) that
(A) is not made or given pro rata with other Investors on the basis of share ownership or (B) could result in liability to such Investor that is in excess of the fair market value of the consideration to be received by such Investor in the Approved Sale.

          (c) All Investors (and their Permitted Transferees) will bear their pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Shares pursuant to an Approved Sale to the extent such costs are incurred directly in connection with such Approved Sale and are not paid by the Company. Costs incurred by any Investor (or its Permitted Transferee) on its own behalf will not be considered costs of the transaction hereunder.

          4.5. Tag-Along Rights.
               ----------------

          (a) (i) After the Merger and on or after the "Tag-Along Date" (as hereinafter defined), except as otherwise provided in Section 4.5(a)(v), no "Seller" (as hereinafter defined) shall sell any Common Stock in any transaction or series of related transactions unless all "Holders" (as hereinafter defined) are offered an equal opportunity to participate in such transaction or transactions on a pro rata basis (calculated based on the number of shares of Common Stock of a Holder divided by the number of shares of Common Stock held by all Investors and their Permitted Transferees) and on identical terms (including price and type of consideration paid). If any Holder elects not to participate in full or in part on a pro-rata basis, the Seller may increase the number of shares sold by it by the number of shares any such Holder elects not include pursuant to the terms hereof. As used in this Section 4.5, "Tag-Along Date" means, as to each Seller, the date on which such Institutional Investor and its corporate Affiliates own, or would own as a result of a sale of Shares or the Warrant, as the case may be, less than 40% of the outstanding Common Stock of the Company; "Seller" shall mean the Institutional Investors and their respective corporate Affiliates; and "Holders" shall mean the Investors (other than the Sellers) and their Permitted Transferees.

               (ii) Except as provided in Section 4.5(b), prior to any sale of any Common Stock subject to these provisions, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "Seller's Notice") shall set forth: (A) the number of shares of Common Stock subject to the proposed sale; (B) the name and address of the proposed purchaser; and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Company shall promptly, and in any event within 15 days of the receipt by the Company of the Seller's Notice, mail or cause to be mailed the Seller's Notice to each Holder who owns shares of Common Stock. A Holder may exercise the tag-along right by delivery of a written notice (the "Tag-Along Notice") to the Seller within 15 days of the date the Company mailed or caused to be mailed the Seller's Notice. The Tag-Along Notice shall state the number of shares of Common Stock that the Holder proposes to include in the proposed sale. If no Tag-Along Notice is received during the 15-day period referred to above, the Seller shall have the right for a 120-day period to effect the proposed sale of shares of Common Stock on terms and conditions no more favorable than those stated in the notice and in accordance with the provisions of this Section 4.5.

               (iii) Notwithstanding anything to the contrary, a Seller may make any of the following sales without offering the Holders the opportunity to participate: (a) sales by a Seller to any Affiliate or Permitted Transferee, provided that the proposed purchaser (except a Permitted Transferee by virtue of
--------
Section 3.5(b)(iv) hereof) agrees in writing to be bound by the provisions of this Agreement; (b) sales pursuant to an effective registration statement under the Securities Act and (c) sales pursuant to an Approved Sale.

               (iv) Each Investor acknowledges for itself and its transferees that Court Square may grant in the future tag-along rights to other holders of Common Stock and such holders will (a) have substantially the same opportunity to participate in sales by Court Square as provided to the parties hereto, and
(b) be included in the calculation of the pro rata basis upon which Holders may participate in a sale.

               (v) The tag-along obligations of the Sellers and the rights of the Holders with respect thereto provided under this Section 4.5 shall terminate upon the earlier of (a) such time as at least 10% of the outstanding shares of Common Stock shall have been sold publicly pursuant to a Public Offering and (b) as to each Institutional Investor, the day after the date on which such Institutional Investor and its corporate Affiliates own less than 10% of the Shares.

          (b) Notwithstanding the requirements of this Section 4.5, a Seller may sell shares of Common Stock at any time without complying with the requirements of Section 4.5(a)(ii) so long as the Seller deposits into escrow with an independent third party at the time of sale that amount of the consideration received in the sale equal to the "Escrow Amount." The "Escrow Amount" shall equal that amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 4.5(a)(ii) and (B) proposed to include all of its shares of Common Stock in the sale. No later than the date of the sale, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "Escrow Notice") shall set forth the information required in the Seller's Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. The Company shall promptly, and in any event within 10 days, mail or cause to be mailed the Escrow Notice to each Holder.

          (c) A Holder may exercise the tag-along right by delivery to the Seller, within 15 days of the date the Company mailed or caused to be mailed the Escrow Notice, of (i) a written notice specifying the number of shares of Common Stock it proposes to sell and (ii) the certificates for such shares of Common Stock, with stock powers duly endorsed in blank. Promptly after the expiration of the 15th day after the Company has mailed or caused to be mailed the Escrow Notice, (A) the Seller shall purchase that number of shares of Common Stock as Seller would have been required to include in the sale had Seller complied with the provisions of Section 4.5(a)(ii), (B) all shares of Common Stock not required to be purchased by Seller shall be returned to the Holders thereof, and
(C) all remaining funds and other consideration held in escrow shall be released to Seller. If Seller received consideration other than cash in its sale, Seller shall purchase the shares of Common Stock tendered by paying to the Holders non-cash consideration and cash in the same proportion as received by Seller in the sale.

          (d)  Each Holder that exercises it tag-along rights pursuant to this
Section 4.5 shall, at the request of Seller and without further cost and expense to Seller, execute and deliver such other instruments of conveyance and transfer, including any sales or indemnification agreements, and take such other actions as may reasonably be requested to consummate the proposed sale of Common Stock by Seller and the Holders which have exercised their tag-along rights pursuant to this Section 4.5.

                                   ARTICLE V

                               CORPORATE ACTIONS
                               -----------------

          5.1.   Certificate of Incorporation and Bylaws. Each Investor has
                 ---------------------------------------
reviewed the Certificate of Incorporation and Bylaws of DRI Acquisition and the Certificate of Incorporation and Bylaws of the Company in the forms attached hereto as Exhibits B-1, B-2, and B-3, respectively, and hereby approves and
          --------------------------
ratifies the same. Each Investor acknowledges that in conjunction with the Merger, the Certificate of Incorporation of the Company will be amended to the form attached as Exhibit B-4 hereto, and the Bylaws of the Company will remain
                 -----------
unchanged.

          5.2.   Amendment of Certificate and Bylaws. After the Merger, each
                 -----------------------------------
Investor agrees that it shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company's

Certificate of Incorporation or Bylaws inconsistent with this Agreement unless Court Square consents in writing to such action or votes or cause to be voted all of the shares of Common Stock held by it in favor of such action.

          5.3.   Termination of Prior Agreement. Upon consummation of the
                 ------------------------------
Merger, each of the parties hereto agree and acknowledge that the Second Amended and Restated Securities Purchase and Holders Agreement dated March 1, 1998 by and among the Company and the investors named therein shall terminate and be of no further force or effect.

          5.4.   Directors. Each Investor hereby elects the following
                 ---------
individuals as directors of the Company subsequent to the Merger, to hold office until his or her successor has been duly elected and qualified, or until his earlier death, incapacity, retirement, resignation or removal, in accordance with the Certificate of Incorporation and Bylaws of the Company:

            Name                               Position
            ----                               --------

            Harold K. Sperlich                 Chairman of the Board

            E.H. Billig                        Vice Chairman of the Board

            Richard M. Cashin, Jr.             Director

            Michael A. Delaney                 Director

            James R. Gerrity                   Director

            Robert J. Schultz                  Director

            Joseph M. Silvestri                Director

            Thomas J. Snyder                   Director

          5.5.   Officers. Each Investor approves the election of the following
                 --------
officers of the Company subsequent to the Merger, together with such other officers as may be elected or appointed by the Company or its Board of
Directors:


            Name                    Position
            ----                    --------

            Thomas J. Snyder        President and Chief Executive Officer

            J. Timothy Gargaro      Senior Vice President and Chief Financial
                                    Officer

            Susan E. Goldy          Senior Vice President and General Counsel

            Roderick English        Senior Vice President, Human Resources

            Joseph P. Felicelli     Group Vice President, Aftermarket

            Patrick C. Mobouck      Vice President-Managing Director, Europe

            David E. Stoll          Vice President, Treasurer and Secretary

            Richard L. Stanley      President, Delco Remy America



                                  ARTICLE VI

                    ADDITIONAL RESTRICTIONS ON TRANSFERS OF
                CERTAIN SECURITIES HELD BY MANAGEMENT INVESTORS
                -----------------------------------------------

          6.1. Certain Definitions.  The terms defined below shall have the
               -------------------
following meanings when used in this Article VI:

          (a) "Company" means the Company and all other entities in which the Company from time to time owns, directly or indirectly, fifty percent (50%) or more of the stock or assets.

          (b) "Cause", when used in connection with the termination of a Management Investor's employment with the Company or its subsidiaries, means the Management Investor's (i) act or acts of dishonesty, moral turpitude or criminality, (ii) failure to perform his duties as an employee as reasonably determined by the Board of Directors of the Company acting in good faith after reasonable notice to such employee by the Board of Directors of the Company and, if so recommended by the Board of Directors, after such employee has not cured such failure after 30 days opportunity to do so, or (iii) willful or deliberate violations of his obligations to the Company (whether such obligations are designated by the Board of Directors or are set forth in an employment agreement) that result in injury to the Company.

          (c) "Public Offering" means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $20,000,000, net of underwriting discounts and commissions.

          (d) "Incentive Securities" means any and all of the Incentive Shares and all other securities of the Company (or a successor to the Company) received on account of ownership of the Incentive Shares, including any and all securities issued in connection with the

Merger and any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

          6.2. Restrictions on Transfer.  In addition to the restrictions
               ------------------------
imposed by Section 3.5, and notwithstanding anything to the contrary contained herein, no Management Investor shall effect a Transfer of any Incentive Securities prior to the fifth anniversary of the Closing Date other than (i) pursuant to Section 4.4 in connection with an Approved Sale, (ii) pursuant to
Section 4.5 in connection with the exercise of "Tag-Along Rights, (iii) pursuant to Section 6.3 in connection with the Purchase Option (as hereinafter defined),
(iv) with the consent of the Company (as evidenced by a resolution duly adopted by at least a majority of the non-employee members of the Company's Board of Directors), (v) to a Permitted Management Transferee of the Management Investor in question or (vi) in connection with a Public Offering in which such Management Investor is permitted to participate. In exercising the consent and approval provided for in clause (iv), the Company may employ its sole discretion in evaluating the nature of the proposed transferee and the Company may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of the Company and that the transferee purchase the Management Investor's Incentive Securities as a "Management Investor" subject to the restrictions of this Article VI. In the event any Transfer is authorized pursuant to clause (iv) to an employee of the Company as a "Management Investor," such employee shall execute an agreement, in form and substance satisfactory to the Company, pursuant to which such employee shall agree to be bound by the terms and conditions of this Agreement, and such other provisions as the Company may determine, and upon such execution such employee shall be entitled to the benefit of such provisions hereof and such other provisions as the Company determines and are set forth in such agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to the Company. Notwithstanding the foregoing provisions, each Management Investor agrees that he will not effect a Transfer of any Incentive Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable state securities laws.

          For the purposes of this Agreement, the "Permitted Management Transferees" of a Management Investor shall be (1) the executors, administrators, heirs and distributees of the Management Investor or her or his transferees to whom the Incentive Securities are Transferred by will or the laws of descent and distribution on account of death, (2) the Management Investor's spouse or children or grandchildren (in each case, natural or adopted) and (3) a trust the beneficiaries of which, a corporation the stockholders and directors of which, or a partnership the limited and general partners of which include only the Management Investor, her or his spouse or her or his children or grandchildren (in each case, natural or adopted); provided, that, as a condition
                                                  --------
to a Transfer to any Permitted Management Transferee such Permitted Management Transferee shall agree, in writing and in form and substance reasonably satisfactory to the Company, to become bound, and thereby shall become bound, by all the terms of this Agreement applicable to the Management Investor transferring such Incentive

Securities, including without limitation Section 6.3 hereof. The Termination Date (as hereinafter defined) for a Permitted Management Transferee shall be the Termination Date with respect to the Management Investor who first acquired the Common Stock held by such Permitted Management Transferee pursuant to this Agreement.

          6.3. Purchase Option.
               ------------------

          (a)  General Terms.  In the event that on or prior to the fifth
               -------------
anniversary of the Closing Date, any Management Investor who is employed by the Company on the date such Management Investor executes this Agreement (or a joinder to this Agreement) shall cease to be employed by the Company or its subsidiaries for any reason (including, but not limited to, death, disability, retirement at age 65 or more under the Company's or its subsidiaries' normal retirement policies, resignation or termination by the Company or its subsidiaries, as the case may be, with or without Cause), other than by reason of a leave of absence approved by the Company, such Management Investor (or his heirs, executors, administrators, transferees, successors or assigns, and the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) shall give prompt notice to the Company of such termination (except in the case of termination by the Company with or without Cause), and the Company, or one or more designees selected by a majority of the members of the Board of Directors, shall have the right and option at any time within 90 days after the later of the effective date of such termination of employment (the "Termination Date") or the date of the Company's receipt of the aforesaid notice, to purchase from such Management Investor, or his heirs, executors, administrators, transferees, successors or assigns (including the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement), as the case may be, any or all of the Incentive Securities then owned by such Management Investor (and his Permitted Transferees) at a purchase price equal to the Option Purchase Price (as hereinafter defined). The Company or its designees shall give notice to the terminated Management Investor (or his heirs, executors, administrators, transferees, successors or assigns and the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) of its intention to purchase Incentive Securities at any time not later than 90 days after the Termination Date. The right of the Company and its designee(s) set forth in this Section 6.3 to purchase a terminated Management Investor's Incentive Securities (and the Incentive Securities of the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) is hereinafter referred to as the "Purchase Option". As a condition to purchasing a Management Investor's Incentive Securities pursuant to this Section 6.3, any designee(s) selected by the Board of Directors must agree in writing to assume the Company's obligations under Section 6.3(a)(iii) with respect to the Incentive Securities so acquired. A designee's agreement to assume such obligation will relieve the Company of its obligations under Section 6.3(a)(iii) with regard to the particular terminated Management Investor and such Management Investor shall thereafter have no recourse against the Company under Section 6.3(a)(iii).

               (i)  Exercise of Purchase Option.  The Purchase Option shall be
                    ---------------------------
exercised by written notice to the terminated Management Investor (or his heirs, executors, administrators, transferees, successors or assigns and the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) signed by an officer of the Company on behalf of the Company or by its designee(s), as the case may be. Such notice shall set forth the number of Incentive Securities desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent. At such closing, the seller shall deliver the certificates evidencing the number of Incentive Securities to be purchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its designee(s) good title to such of the Incentive Shares to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its designee(s) shall deliver to the seller the full amount of the Option Purchase Price for such Securities in cash by certified or bank cashier's check.

               (ii)   Option Purchase Price.  Subject to Section 6.3 (a)(iv)
                      ---------------------
below, if the Management Investor shall be terminated by the Company without Cause or shall cease to be employed by the Company or its subsidiaries by reason of death, normal retirement at age 65 or more under the Company's or its subsidiaries' normal retirement policies, or disability, the "Option Purchase Price" for the Incentive Securities to be purchased from such Management Investor (or the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) pursuant to the Purchase Option (such number of Incentive Shares being the "Purchase Number") shall equal the price calculated as set forth in the table below opposite the applicable Termination Date of such Management Investor:

If the Termination Date Occurs:              Option Purchase Price
-------------------------------              ---------------------
On or prior to the first anniversary of      Adjusted Cost Price multiplied by the Purchase
the Closing Date                             Number

After the first anniversary of the Closing   Adjusted Cost Price multiplied by 80% of the
Date, and on or prior to the second          Purchase Number, plus Adjusted Net Earnings
anniversary of the Closing Date              Cost Price multiplied by 20% of the Purchase
                                             Number

After the second anniversary of the          Adjusted Cost Price multiplied by 60% of the
Closing Date, and on or prior to the         Purchase Number, plus Adjusted Net Earnings
third anniversary of the Closing Date        Cost Price multiplied by 40% of the Purchase
                                             Number

After the third anniversary of the Closing   Adjusted Cost Price multiplied by 40% of the
Date, and on or prior to the fourth          Purchase Number, plus Adjusted Net Earnings
anniversary of the Closing Date              Cost Price multiplied by 60% of the Purchase
                                             Number

After the fourth anniversary of the          Adjusted Cost Price multiplied by 20% of the
Closing Date and on or prior to the fifth    Purchase Number, plus Adjusted Net Earnings
anniversary of the Closing Date              Cost Price multiplied by 80% of the Purchase
                                             Number

     Notwithstanding anything to the contrary contained herein, (A) if the Management Investor shall cease to be employed by the Company or its subsidiaries for any reason other than those set forth in the first sentence of this Section 6.3 (a)(ii) (including, but not limited to, termination for Cause), the Option Purchase Price for all Incentive Securities to be purchased from the Management Investor (and his Permitted Transferees and the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) pursuant to the Purchase Option shall equal the Adjusted Cost Price multiplied by the Purchase Number; and (B) in connection with the exercise of any Purchase Option pursuant to Section 6.3, the Company may deduct from the Option Purchase Price paid to any Management Investor (or the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) the aggregate amount of any outstanding principal and accrued but unpaid interest due on any indebtedness of such Management Investor to the Company.

          As used herein:

          (A) "Adjusted Cost Price" for each Incentive Share means $9.50 per share (including any Incentive Shares which have been converted into other shares of capital stock of the Company, and adjusted for any stock dividend payable upon, or subdivision or combination of, the Incentive Shares); and

          (B) "Adjusted Net Earnings Cost Price" for each Incentive Share means the Adjusted Cost Price plus or minus diluted net income or loss per common share (calculated in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP")), before "Extraordinary Items" (calculated in accordance with U.S. GAAP), "Cumulative Effect of a Change in Accounting Principle" (calculated in accordance with U.S. GAAP) and the gain or loss on "Sale of Discontinued Operations" (calculated in accordance with U.S. GAAP) and, without duplication, after accretion of any dividends which have accrued on the Series A Preferred Stock (whether or not declared or paid), for the period beginning March 1, 2001 through and including the fiscal quarter immediately preceding the Termination Date. In calculating the Adjusted Net Earnings Cost Price, the Board of Directors of the Company shall have the power to finally determine and approve of the principles and methodologies used in the calculation of net income
          (loss) of the Company.

               (iii)  Adjustments to Option Purchase Price.  If the Company or
                      ------------------------------------
its designee exercises the Purchase Option with respect to any or all of the Incentive Securities of any Management Investor whose employment with the Company was terminated by the Company without Cause (the "Called Shares"), and if within twelve months after the closing pursuant to such exercise of the Purchase Option by the Company or its designee:

          (A) the Company is merged into, consolidated with or otherwise combined with or acquired by another person or entity, or there is a liquidation of the Company, or there is a Public Offering (a "Subsequent Offering") of the Company's Common Stock pursuant to an effective registration statement under the Securities Act in which other Management Investors participate as selling stockholders (other than (1) a Special Registration Statement (as hereinafter defined) or
          (2) a registration statement relating to a Unit Offering (as hereinafter defined)), and

          (B) the per share consideration received by the stockholders of the Company in such transaction, or the per share net proceeds received by the Management Investors for the Company's Common Stock in the Subsequent Offering, as the case may be (in each case after being adjusted downward to reflect what the per share consideration or per share net offering proceeds, as the case may be, would have been had the Incentive Securities of such terminated Management Investor purchased by the Company or its designee pursuant to the Purchase Option been outstanding on the date of the closing of such transaction or Subsequent Offering) exceeds the Adjusted Net Earnings Cost Price used in calculating the Option Purchase Price pursuant to the exercise of the Purchase Option, then such Management Investor shall be entitled to receive from the Company or its designee an amount per share sold to the Company upon the exercise of the Purchase Option equal to such excess multiplied by the applicable Adjusted Net Earnings Cost Price Percentage (as hereinafter defined), determined as of the date of the termination of such Management Investor, within 30 days after the closing of any such transaction or Subsequent Offering.

          As used herein:

          "Special Registration Statement" means (i) a registration statement on
           ------------------------------
Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders or (ii) a registration statement registering a Unit Offering; and

          "Unit Offering" shall mean a Public Offering of a combination of debt
           -------------
and equity securities of the Company in which (i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

               (iv)   Sale in Public Offering. Incentive Securities sold in a
                      -----------------------
Public Offering will be sold free of the restrictions contained in this Article VI, but this Article VI shall continue to apply in accordance with its terms to all Incentive Securities not sold in such offering. If less than all of a Management Investor's Incentive Securities are sold in such an offering, for purposes of any subsequent calculation hereunder of the Option Purchase Price, the Option Purchase Price shall equal: (a) the Adjusted Cost Price multiplied by the product of the Adjusted Cost Price Percentage and the Adjusted Purchase Number (as hereinafter defined), plus (b) the Adjusted Net Earnings Cost Price multiplied by the product of the Adjusted Net Earnings Cost Price Percentage and the Adjusted Purchase Number, less (c) the product of the Publicly-Sold Stock (as hereinafter defined) and the Adjusted Net Earnings Cost Price, where: (w) "Publicly-Sold Stock" means the total number of shares of Incentive Securities previously sold by the respective Management Investor in a public offering, (x) "Adjusted Purchase Number" means the sum of the Purchase Number and the Publicly-Sold Stock, (y) "Adjusted Net Earnings Cost Price Percentage" means 20% multiplied by the number of full years elapsed since the Closing Date, and (z) "Adjusted Cost Price Percentage" means 100% minus the Adjusted Net Earnings Cost Price Percentage. Notwithstanding the foregoing, the Option Purchase Price at all times shall equal or exceed the product of the Adjusted Cost Price and the Purchase Number.

          (b)  Company's Right of First Refusal.  In the event that, on or
               --------------------------------
prior to the fifth anniversary of the Closing Date, (i) a Management Investor is no longer employed by the Company and (ii) the Management Investor thereafter proposes to sell any or all of his or her shares of Common Stock to a third party in a bona fide transaction, the Management Investor may not Transfer such shares of Common Stock without first offering to sell such shares of Common Stock to the Company pursuant to this Section 6.3(b). With respect to any Management Investor's Incentive Securities, the terms of the right of first refusal granted in this Section 6.3(b) shall only apply in the event the Company or its designee has declined to exercise its Purchase Option with respect to such Incentive Securities as provided in Section 6.3(a).

          The Management Investor shall deliver a written notice (a "Sale Notice") to the Company describing in reasonable detail the shares of Common Stock being offered, the name of the offeree, the purchase price requested and all other material terms of the proposed Transfer. Upon receipt of the Sale Notice, the Company, or a designee selected by a majority of the non-employee members of the Board of Directors of the Company, shall have the right and option to purchase all or any portion of the shares of Common Stock being offered at the price and on the terms of the proposed Transfer set forth in the Sale Notice. Within 30 days after receipt of the Sale Notice, the Company shall notify such Management Investor whether or not it wishes to purchase any or all of the offered shares of Common Stock.

          If the Company elects to purchase any of the offered shares of Common Stock, the closing of the purchase and sale of such shares of Common Stock shall be held at the place and on the date established by the Company in its notice to the Management Investor in response to the Sale Notice, which in no event shall be less than 10 or more than 60 days from the date of such notice. In the event that the Company does not elect to purchase all the offered shares of Common Stock, the Management Investor may, subject to the other provisions of this

Agreement, Transfer the remaining offered shares of Common Stock to the offeree specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferees thereof than specified in the Sale Notice during the 180-day period immediately following the last date on which the Company could have elected to purchase the offered shares of Common Stock. Any such shares of Common Stock not transferred within such 180 day period will be subject to the provisions of this Section 6.3(b) upon subsequent Transfer.

          6.4. Involuntary Transfers.  In the event shares of Common Stock
               ---------------------
owned by any Management Investor shall be subject to sale or other Transfer (the date of such sale or transfer shall hereinafter be referred to as the "Transfer Date") prior to the fifth anniversary of the Closing Date by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) distraint, levy, execution or other involuntary Transfer, then such Management Investor shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the shares of Common Stock are proposed to be transferred, and the number of shares of Common Stock to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company, or a designee selected by a majority of the non-employee members of the Board of Directors of the Company, shall have the right and option to purchase all, but not less than all of such shares of Common Stock which right shall be exercised by written notice given by the Company to such proposed transferor within 60 days following the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed Transfer. Any purchase pursuant to this Section 6.4 shall be at the price and on the terms applicable to such proposed Transfer. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the shares of Common Stock, the price to be paid by the Company shall be the Option Purchase Price that would have been applicable to the Incentive Securities hereunder had the Management Investor incurred a Termination Date as of the date of such proposed Transfer. The closing of the purchase and sale of the shares of Common Stock shall be held at the place and the date to be established by the Company, which in no event shall be less than 10 or more than 60 days from the date on which the Company gives notice of its election to purchase the Securities. At such closing, the Management Investor shall deliver the certificates evidencing the number of shares of Common Stock to be purchased by the Company, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company good title to such of the shares of Common Stock to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery the Company shall deliver to the Management Investor the full amount of the purchase price for such shares of Common Stock in cash by certified or bank cashier's check.

          6.5. Purchaser Representative.  If the Company or any Investor
               ------------------------
enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Management Investor will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Company. If any Management Investor appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Management Investor declines to appoint the purchaser representative designated by the Company such Management Investor will appoint another purchaser representative (reasonably acceptable to the Company), and such Management Investor will be responsible for the fees of the purchaser representative so appointed.

          6.6. Section 83(b) Elections.  Each Management Investor shall make the
               -----------------------
election to include in his income, in the year he purchases Incentive Shares, the excess, if any, of the fair market value of the Incentive Shares at that time over $9.50 per share, pursuant to Section 83 (b) of the Internal Revenue Code of 1986, as amended (the "Code"), in the manner and within the time period specified by the regulations promulgated thereunder, and shall promptly furnish a copy of such election to the Company after it has been filed. The parties agree to report the Incentive Shares as having a fair market value of $9.50 per share for purposes of Section 83 of the Code. THE COMPANY SHALL BEAR NO RESPONSIBILITY OR LIABILITY FOR ANY ADVERSE TAX CONSEQUENCES TO A MANAGEMENT INVESTOR FOR HIS OR HER FAILURE TO MAKE SUCH SECTION 83(B) ELECTION OR HIS OR HER MAKING SUCH SECTION 83(B) ELECTION.

                                  ARTICLE VII

                              REGISTRATION RIGHTS
                              -------------------

          The Investors shall have registration rights with respect to the Shares as set forth in the Registration Rights Agreement attached hereto as Exhibit D. Each of the Investors agrees not to effect any public sale or
---------
distribution of any securities of the Company during the periods specified in the Registration Rights Agreement, except as permitted by the Registration Rights Agreement, and each such Investor agrees to be bound by the rights of priority to participate in offerings as set forth therein.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          8.1. Amendment and Modification.  This Agreement may be amended or
               --------------------------
modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (i) the Company and, prior to the Merger, DRI Acquisition, (ii) the holders of a majority of the Common Stock held by Court Square and its Permitted Transferees

(so long as Court Square and its Permitted Transferees own in the aggregate at least 25% of the outstanding Common Stock on a fully diluted basis), (iii) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Shares owned by Court Square and its Affiliates) and (iv) only with respect to amendments of Sections 4.5 and 6.3 hereof, the holders of a majority of the Common Stock held by the Management Investors if such amendment which would materially adversely affect such Management Investors. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          8.2. Survival of Representations and Warranties.  All representations,
               ------------------------------------------
warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.

          8.3. Successors and Assigns; Entire Agreement.  This Agreement and
               ----------------------------------------
all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

          8.4. Separability.  In the event that any provision of this Agreement
               ------------
or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          8.5. Notices.  All notices provided for or permitted hereunder shall
               -------
be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

          If to the Company to:

          Delco Remy International, Inc.
          2902 Enterprise Drive
          Anderson, IN 46013
          Attention:  Thomas J. Snyder, President
          Facsimile: (765) 778-6760

          With a required copy to:

          Delco Remy International, Inc.

          2902 Enterprise Drive
          Anderson, IN 46013
          Attention:  General Counsel
          Facsimile: (765) 778-6760


          If to Court Square, DRI Group or (prior to the Merger) DRI Acquisition, to:

          Court Square Capital Limited
          399 Park Avenue
          New York, New York 10043
          Attention:  Michael A. Delaney
          Facsimile: (212) 888-2940

          With a required copy to:

          Dechert
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA 19103
          Attention:  G. Daniel O'Donnell, Esquire
          Facsimile: (215) 994-2222

          If to WEP, to:

          World Equity Partners, L.P.
          399 Park Avenue
          New York, NY 10043
          Attention:  Byron L. Knief
          Facsimile: (212) 888-2940

          With a required copy to:

          Kirkland & Ellis
          153 East 53rd Street
          New York, NY 10022-4675
          Attention:  Eunu Chun, Esquire
          Facsimile: (212) 446-4900


          If to the Individual Investors or any of them, to their addresses as listed in the books of the Company.

          All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          8.6.  Governing Law.  The validity, performance, construction and
                -------------
effect of this Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of law.

          8.7.  Headings.  The headings in this Agreement are for convenience of
                --------
reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          8.8.  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          8.9.  Further Assurances.  Each party shall cooperate and take such
                ------------------
action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          8.10. Termination.  Unless sooner terminated in accordance with its
                -----------
terms, this Agreement shall terminate on the fifteenth (15th) anniversary of the Closing Date.

          8.11. Remedies.  In the event of a breach or a threatened breach by
                --------
any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          8.12. Party No Longer Owning Securities.  If a party hereto ceases to
                ---------------------------------
own any Securities, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement.

          8.13. No Effect on Employment.  Nothing herein contained shall
                -----------------------
confer on any Management Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

          8.14. Pronouns.  Whenever the context may require, any pronouns used
                --------
herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          8.15. Future Individual Investors.  The parties hereto hereby agree
                ---------------------------
that any current or future member of management or director of the Company who is granted the right or option to purchase Securities from the Company subsequent to the date hereof may become a signatory to this Agreement by executing a written instrument setting forth that the employee or director agrees to be bound by the terms and conditions of this Agreement and this Agreement will be deemed to be amended to include such person as a Management Investor or a Continuing Investor (as the case may be) and the number of Securities to be purchased by him or her.

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Transfer, Recapitalization and Holders Agreement the day and year first above written.

                              DELCO REMY INTERNATIONAL, INC.



                              By: /s/ Thomas J. Snyder
                                 ---------------------------------------
                                 Name: Thomas J. Snyder
                                 Title: President

                              DRI ACQUISITION CORPORATION



                              By: /s/ Michael A. Delaney
                                 ---------------------------------------
                                 Name: Michael A. Delaney
                                 Title: President

                              COURT SQUARE CAPITAL LIMITED



                              By: /s/ Michael A. Delaney
                                 ---------------------------------------
                                 Name: Michael A. Delaney
                                 Title: Vice President

                              DRI GROUP LLC


                              By: /s/ Richard M. Cashin, Jr.
                                 ---------------------------------------
                                 Name: Richard M. Cashin, Jr.
                                 Title: Sole Manager and Member

                              WORLD EQUITY PARTNERS, L.P.

                              By:________________________
                              Its:_______________________


                              By: /s/ Byron L. Knief
                                 ---------------------------------------
                                 Name: Byron L. Knief
                                 Title:

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Transfer, Recapitalization and Holders Agreement the day and year first above written.


                              MANAGEMENT INVESTORS:

                              /s/ Thomas J. Snyder
                              __________________________________________
                              Thomas J. Snyder

                              /s/ J. Timothy Gargaro
                              __________________________________________
                              J. Timothy Gargaro

                              /s/ Joesph P. Felicelli
                              __________________________________________
                              Joseph P. Felicelli

                              /s/ Richard L. Stanley
                              __________________________________________
                              Richard L. Stanley

                              /s/ Susan E. Goldy
                              __________________________________________
                              Susan E. Goldy

                              /s/ Roderick English
                              __________________________________________
                              Roderick English

                              /s/ Patrick C. Mobouck
                              __________________________________________
                              Patrick C. Mobouck

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                              MANAGEMENT INVESTORS:

                              /s/ Richard Keister
                              ------------------------------------------
                              Richard Keister


                              DAISY FARM LIMITED PARTNERSHIP


                              By: /s/ Thomas J. Snyder
                                 ---------------------------------------
                                 Name: Thomas J. Snyder
                                 Title: General Partner


                              /s/ Sandra M. Stanley
                              ------------------------------------------
                              Sandra M. Stanley

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                              CONTINUING INVESTORS:

                              JAMES R. GERRITY LIVING TRUST DATED MARCH 6, 1990



                              By: /s/ James R. Gerrity
                                  ------------------------------------
                                  Name: James R. Gerrity
                                  Title: Trustee


                              SUSAN GERRITY LIVING TRUST DATED MARCH 6, 1990


                              By: /s/ Susan Gerrity
                                  --------------------------------------
                                  Name: Susan Gerrity
                                  Title: Trustee

                                           EXHIBIT A-1
                                           -----------

           Investor                       Contribution                    Shares of Class B
           --------                       ------------                    -----------------
                                                                            Common Issued
                                                                            -------------
       Thomas J. Snyder           28,500 Pre-Recap Class A Common               28,500

      Daisy Farm Limited          13,000 Pre-Recap Class A Common               13,000
          Partnership

       Roderick English           12,000 Pre-Recap Class A Common               12,000

      Joseph P. Felicelli       12,105.26 Pre-Recap Class A Common            12,105.26

        Susan E. Goldy            12,000 Pre-Recap Class A Common               12,000

        Richard Keister            2,600 Pre-Recap Class A Common                2,600

      Patrick C. Mobouck          13,000 Pre-Recap Class A Common               13,000

      Richard L. Stanley/         13,500 Pre-Recap Class A Common               13,500
       Sandra M. Stanley

                                    EXHIBIT A-2
                                    -----------


         Investor                   Contribution                       Shares Issued
         --------                   ------------                       -------------
   Court Square Capital          4,432,734 Pre-Recap            1,115,019.92 Class C Common
          Limited                  Class A Common             1,030,638.94 Series A Preferred

                                 6,278,055 Pre-Recap
                                   Class B Common

                                   $11,904,079.50

       DRI Group LLC             2,300,000 Pre-Recap             214,357.68 Class B Common
                                   Class A Common              198,136.02 Series A Preferred

     James R. Gerrity             45,000 Pre-Recap                4,193.95 Class B Common
       Living Trust                Class A Common               3,876.57 Series A Preferred

       Susan Gerrity               5,000 Pre-Recap                 465.99 Class B Common
       Living Trust                Class A Common                430.73 Series A Preferred

     Thomas J. Snyder             91,500 Pre-Recap                8,527.71 Class B Common
                                   Class A Common               7,882.37 Series A Preferred

    Daisy Farm Limited            15,000 Pre-Recap                1,397.98 Class B Common
        Partnership                Class A Common               1,292.19 Series A Preferred


     Roderick English             30,400 Pre-Recap                2,833.25 Class B Common
                                   Class A Common               2,618.84 Series A Preferred

    Joseph P. Felicelli              $12,400 and                  1,360.71 Class B Common
                                 13,294.74 Pre-Recap            1,257.73 Series A Preferred
                                   Class A Common

      Susan E. Goldy              22,300 Pre-Recap                2,078.34 Class B Common
                                   Class A Common               1,921.06 Series A Preferred

      Richard Keister             18,400 Pre-Recap                1,714.86 Class B Common
                                   Class A Common               1,585.09 Series A Preferred

    Patrick C. Mobouck             3,800 Pre-Recap                 354.16 Class B Common
                                   Class A Common                327.36 Series A Preferred

    Richard L. Stanley/           66,500 Pre-Recap                6,197.73 Class B Common
     Sandra M. Stanley             Class A Common              5,728.72 Series A Preferred

                                    EXHIBIT A-3
                                    -----------

         Investor                   Contribution                      Warrant Issued
         --------                   ------------                      --------------
  World Equity Partners,         Warrant to Purchase                Warrant to Purchase
           L.P.                  1,680,000 shares of
                              Pre-Recap Class A Common      156,574.31 shares of Class B Common
                                                                 at $.00119 per share and

                                                           144,725.44 shares Series A Preferred
                                                                   at $.01253 per share